EXHIBIT 4.1

                          AMWEST INSURANCE GROUP, INC.

                           1998 STOCK INCENTIVE PLAN

Section 1.  Purpose of Plan

         The purpose of this 1998 Stock Incentive Plan (this "Plan") of Amwest Insurance Group, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees and consultants in the Company, and to enable the Company to attract, retain and motivate its non-employee directors and further align their interest with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2.  Eligible Persons

         Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (a) any employee of the Company or any of its subsidiaries or affiliates, including any director who is also such an employee, (b) any consultant of the Company or any of its subsidiaries or affiliates or (c) any director of the Company who is not an employee of the Company (a "Non-Employee Director").

Section 3.  Awards

         (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share ("Common Stock"), of the Company or of any other class of security of the Company that is convertible into shares of Common Stock ("Shares") or (ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time). The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

         (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

         (c) Subject to paragraph (d)(ii) below, Awards may be issued, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

         (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may, but need not, include, among other things:

                  (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or any tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                           (A) the delivery of cash;

                           (B)  the  delivery  of  the  other  property   deemed
acceptable by the Committee;

                           (C)  the  delivery  of  previously  owned  shares  of
capital stock of the Company (including
"pyramiding") or other property; or

                           (D) a  reduction  in the  amount  of  Shares or other
property otherwise issuable pursuant
to such Award;

                  (ii) a provision specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined; provided, that the exercise or settlement price of any option, stock appreciation right or similar Award that is intended to qualify as performance-based compensation ("Performance-Based Compensation") for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be not less that the fair market value of a Share on the date such Award is granted;

                  (iii) a provision relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

                  (iv) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

                  (v) a  provision  required  in order for such Award to qualify
(A) as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Code; provided, however that no Award issued to any consultant or any Non-Employee Director may qualify as an Incentive Stock Option, (B) as "performance based compensation" under Section 162(m) of the Code and/or (C) for an exemption for Section 16 of the Exchange Act; and/or

                  (vi) a provision restricting the transferability of Awards or Shares issued under Awards.

Section 4.  Stock Subject to Plan

         (a) The aggregate number of Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 250,000, subject to adjustment as provided in Section 7 hereof.

         (b) At any time, the aggregate number of Shares issued pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 250,000, subject to adjustment as provided in Section 7 hereof.

         (c) For purposes of Section 4(b) hereof, the aggregate number of Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

                  (i) the number of Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

                  (ii) the number of Shares that were otherwise issuable prior to such time pursuant to Awards granted under the Plan, but that were withheld by the Company as payment of the purchase price of the Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

                  (iii) the maximum number of Shares that are or may be issuable at or after such time pursuant to Awards granted or to be granted under this Plan prior to such time.

         (d) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares subject to Awards granted during any calendar year to any one Participant (including the number of Shares involved in Awards having a value derived from the value of Shares) shall not exceed 25,000 Shares.

Section 5.  Duration of Plan

         No Awards shall be made under this Plan after April 13, 2008. Although Shares may be issued after April 12, 2008 pursuant to Awards made on or prior to such date, no Shares shall be issued under this Plan after April 11, 2018.

Section 6.  Administration of Plan

         (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom is a "Non-Employee Director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and, with respect to grants of and other determinations affecting Awards intended to qualify as Performance-Based Compensation, is an "outside director" within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, however, prior to the registration of the Shares under Section 12 of the Exchange Act, this Plan may in the absence of action by the Committee, be administered by the entire Board (subject to any limitations contained in Rule 16b-3 or otherwise), with respect to any Award not intended to qualify as Performance-Based Compensation.

         (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including without limitation, the following:

            (i) adopt, amend and rescind rules and regulations relating to this
                Plan;

            (ii) determine which persons are  Participants and to which of
                 Participants, if any, Awards shall be granted hereunder;

            (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares issuable pursuant thereto;

            (iv) determine  whether,  and the extent to which  adjustments are required pursuant to Section 7 thereof; and

            (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 7.  Adjustments

         If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the maximum number of Shares for which options may be granted to any participant during any one calendar year; provided, however, that no adjustment shall be made to the number of Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation.

Section 8.  Amendment and Termination of Plan

         The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

         (a) No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

         (b) If an amendment to the Plan would (i) increase the maximum number of Shares that may be issued pursuant to (A) all Awards granted under this Plan,
(B) all Incentive Stock Options granted under this Plan and (C) Awards granted under this Plan during any calendar year to any one Participant, (ii) change the class of persons eligible to receive Awards under the Plan, (iii) otherwise materially increase the benefits hereunder accruing to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein or (iv) affect the Plan's compliance with Rule 16-b3 or applicable provisions of the Code, as amended from time to time, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time; and

         (c) Section 4 hereof shall not be amended more than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act, or the rules and regulations thereunder.

Section 9.  Effective Date of Plan

         This Plan shall be effective as of April 13, 1998, the date upon which it was approved by the Board; provided, however, that no Shares may be issued under this Plan until it has been approved, directly or indirectly by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitles to vote at a meeting duly held or, or, in lieu thereof, by action by written consent, in accordance with the laws of the State of Delaware.

Section 10.  Compliance with Other Laws and Regulations

         This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 11.  No Right to Company Employment

         Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on an individual any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company (or its subsidiaries or affiliates, as applicable) to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

Section 12.  Liability of Company

         The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

         (a) The Non-Issuance of Shares. The non-issuance or sales of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

         (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

Section 13.  Governing Law

         This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, Amwest Insurance Group, Inc. has caused the presents to be duly executed in its name and in its name and behalf by its proper officers thereunto duly authorized as of this 13th day of April, 1998.


                                     AMWEST INSURANCE GROUP, INC.

                                     By:  /s/ Richard H. Savage
                                     Richard H. Savage
                                     Chairman of the Board and
                                     Co-Chief Executive Officer

ATTEST:

By:  /s/ Richard H. Busch
     --------------------
     Richard H. Busch
     Secretary